EXHIBIT 23.1
CONSENT OF ROSENBERG, RICH, BAKER, BERMAN & COMPANY

ROSENBERG RICH BAKER BERMAN & COMPANY, CPA, PA 380 Foot Hill Road Post Office Box 6483 Bridgewater, New Jersey 08807

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts and to the use of our report dated March 24, 2004 on the financial statements of Certified Services, Inc. that is included in the Form 10-K for the year ended December 31, 2003 that is incorporated by reference in this registration statement.

/S/ Rosenberg Rich Baker Berman & Company, CPA, PA

ROSENBERG, RICH, BAKER, BERMAN & COMPANY, CPA, PA